UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2015

KRAIG BIOCRAFT LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Wyoming	83-0459707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 N. Washington Square, Suite 805, Lansing, Michigan	48933
(Address of principal executive offices)	(Zip Code)

(517) 336-0807
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to:
Hunter Taubman Weiss LLP
130 W. 42nd Street
Floor 10
New York, NY 10036

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
Item 7.01. Regulation FD Disclosure

Section 8 – Other Events
Item 8.01 – Other Events

Today, June 9, 2015, the Company distributed a letter to its shareholders in the form of a press release, that was released and also distributed via email to those shareholders who subscribe to the Company’s opt-in email service; the letter sought to provide an update to the shareholders regarding certain matters.  The Company also posted a copy of the letter on its corporate website: www.kraiglabs.com.  To ensure compliance with Regulation FD, the Company is filing this Current Report on Form 8-K and attaching a copy of the letter/press release as Exhibit 99.1 hereto.

Please note, as stated in the letter, beginning with the fiscal quarter ending June 30, 2015, the Company will be releasing a quarterly newsletter- Spider Sense- which can be accessed on the corporate website.  The Company encourages you to sign up for the newsletter at http://www.kraiglabs.com/contact/.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Letter to Shareholders/Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraig Biocraft Laboratories, Inc.

Date: June 9, 2015	By:	/s/ Kim Thompson
Kim Thompson,
Chief Executive Officer